-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

              Date of Report: December 26, 1996 (Date of Earliest
                      Event Reported: December 11, 1996)

                        EL PASO TENNESSEE PIPELINE CO.
                           (Formerly Tenneco Inc.)
             (Exact Name of Registrant as Specified in the Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

            1-9864                                      74-0233548
   (Commission File Number)                (I.R.S. Employer Identification No.)

El Paso Energy Building
1001 Louisiana Street
Houston, Texas                                                      77002
(Address of Principal Executive Offices)                          (Zip Code)

                                 (713) 757-2131
               (Registrant's Telephone Number, Including Area Code)

                                  Tenneco Inc.
                                1275 King Street
                          Greenwich, Connecticut 06831
                          (former name and address if
                           changed since last report)

-------------------------------------------------------------------------------

Items 1 and 2. Changes in Control of the Registrant; Acquisition or Disposition of Assets.

        On December 12, 1996, El Paso Natural Gas Company, doing business as El Paso Energy Corporation ("El Paso"), completed the acquisition of the energy assets and certain other discontinued business assets and liabilities of the Registrant. References herein to "Old Tenneco" refer to the Registrant prior to the Distributions and Merger described below and references to the "Company" or "El Paso Tennessee" refer to the Registrant following the Distributions and Merger. In the Merger, Old Tenneco (i.e., Tenneco, Inc.) changed its name to "El Paso Tennessee Pipeline Co."

        On December 12, 1996, El Paso Merger Company, an indirect subsidiary of El Paso ("El Paso Merger Sub"), merged with and into Old Tenneco (the "Merger"), which became an indirect subsidiary of El Paso. The Merger was effected in accordance with the Amended and Restated Agreement and Plan of Merger dated as of June 19, 1996 (the "Merger Agreement"), among El Paso Merger Sub, El Paso and Old Tenneco, which Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. In addition, El Paso and New Tenneco Inc. ("New Tenneco") entered into a Letter Agreement, dated December 11, 1996, relating to the Merger, which Letter Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

        The consideration paid by El Paso in the Merger consisted of:

        o the retention after the Merger of approximately $2.6 billion of debt and preferred stock obligations of Old Tenneco, subject to certain adjustments (which consisted, in part, of (1) approximately $.2 billion of public debt of Old Tenneco outstanding at the effective time of the Merger, (2) $2.1 billion of debt of Old Tenneco outstanding at the effective time of the Merger under a $3 billion Revolving

                Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Credit Agreement"), among Old Tenneco, the banks and other financial institutions party thereto and The Chase Manhattan Bank, as agent), and (3) $300 million of Old Tenneco preferred stock;

        o the issuance of 18.8 million shares of common stock of El Paso valued at approximately $914 million, based on a closing price per share of common stock on the New York Stock Exchange of $48.625 on December 9, 1996, to Old Tenneco's then existing common and preferred stockholders; and;

        o the retention of approximately $600 million of estimated assumed liabilities related to certain discontinued businesses of Old Tenneco.

The number of shares of El Paso's common stock issued in the merger to shareholders of Old Tenneco was determined pursuant to formulas set forth in the Merger Agreement. In the Merger, (i) a holder of Old Tenneco's common stock received .093 of a share of El Paso's common stock for each share of Old Tenneco common stock, (ii) a holder of Old Tenneco's $7.40 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $7.40 Cumulative Preferred Stock, and (iii) a holder of Old Tenneco's $4.50 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $4.50 Cumulative Preferred Stock.

        As a result of the Merger, El Paso indirectly owns 100% of the common equity and approximately 75% of the combined equity value of El Paso
Tennessee. Currently, approximately $300 million of preferred stock issued in a public offering by Old Tenneco on November 18, 1996 remains outstanding. The holders of such preferred stock have the right to elect one-sixth of the board of directors of El Paso Tennessee.

        El Paso currently is engaged in a comprehensive review of the business and operations of Tenneco Energy. Following the completion of such review, El Paso intends to integrate, for the most part, the operations of Tenneco Energy with those of El Paso to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities. El Paso anticipates that the complementary interstate and intrastate pipeline operations and gas marketing activities of El Paso and Tenneco Energy should provide the combined company with increased operating flexibility and access to additional customers and markets. As previously disclosed, El Paso is in the process of monetizing certain assets of Tenneco Energy through asset sales and non-recourse project financings which currently are expected to provide net proceeds to El Paso Tennessee of approximately $500 million, which net proceeds will be used to repay outstanding borrowings under the Credit Agreement.

        Prior to the Merger, Old Tenneco and its subsidiaries effected various intercompany transfers and distributions which restructured, divided and separated their businesses, assets and liabilities so that all the assets, liabilities and operations related to their automotive parts, packaging and administrative services businesses (collectively, the "Industrial Business") and their shipbuilding business (the "Shipbuilding Business") were spun-off to Old Tenneco's then existing common stockholders (the "Distributions"). The Distributions were effected on December 11, 1996 pursuant to the Distribution

Agreement dated as of November 1, 1996 (as amended, the "Distribution Date"), among Old Tenneco, New Tenneco and Newport News Shipbuilding Inc. ("Newport News"), which Distribution Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Following the Distributions, the remaining operations of Old Tenneco consisted primarily of those operations related to the transmission and marketing of natural gas.

        In connection with the Distributions, Old Tenneco's Board of Directors declared a special distribution consisting of all of the capital stock of (i) New Tenneco (now known as Tenneco Inc.), a newly formed, wholly owned subsidiary of Old Tenneco which held the Industrial Business, and (ii) Newport News, a newly formed, wholly owned subsidiary of Old Tenneco which held the Shipbuilding Business.

        The shares of common stock of New Tenneco and Newport News were distributed to holders of record of Old Tenneco's common stock on the distribution record date, December 11, 1996, without any consideration being paid by such holders, on the basis of (i) one share of common stock of New Tenneco for every share of common stock of Old Tenneco and (ii) one share of common stock of Newport News for every five shares of common stock of Old Tenneco. No certificates or scrip representing fractional shares of Newport News common stock were issued in the Distributions. Holders of Old Tenneco common stock who would be entitled to receive fractional shares of common stock of Newport News received cash in the Distributions, in lieu of such fractional shares, derived from the sale of such fractional shares on the open market.

        The reorganization of Old Tenneco, including the Merger and the Distributions, was approved by the shareholders of Old Tenneco at a special meeting of shareholders on December 10, 1996. The issuance of common stock of El Paso in the Merger was approved by the shareholders of El Paso at a special meeting of shareholders on December 9, 1996.

        As a part of the Merger, the directors and executive officers of El Paso Merger Sub became the directors and executive officers, respectively, of El Paso Tennessee. The directors of El Paso Tennessee are William A. Wise, H. Brent Austin, Joel Richards III, Britton White, Jr. and Jeffrey I. Beason.

        As described above, Old Tenneco entered into the Credit Agreement under which a syndicate of banks and other financial institutions (the "Lenders") committed to provide up to $3 billion of financing to Old Tenneco on an unsecured basis. Chase Securities Inc. arranged the Credit Agreement and The Chase Manhattan Bank is acting as agent for the Lenders. A list of the Lenders is set forth on Exhibit 99.2 which is incorporated herein by reference. The Credit Agreement consists of a 364-day revolving credit facility, with a two-year term thereafter, the proceeds of which were used to effect the Debt Realignment (as defined and as described in the Merger Agreement) and for other general corporate purposes, and is guaranteed by El Paso. The borrowings under the Credit Agreement will mature in November 1999. Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the borrowers' option, either

                (a) the highest of (i) the rate from time to time publicly announced by The Chase Manhattan Bank in New York City as its prime rate, and (ii) the federal funds effective rate from time to time plus 1/2 of 1%, plus in each case, the Applicable Margin (as defined), or

                (b) the average of the rates at which eurodollar deposits for one, two, three or six months or, subject to availability to each lender, nine or 12 months (as selected by the borrowers) are offered in the interbank eurodollar market in the approximate amount of the relevant loan, plus the Applicable Margin.

The "Applicable Margin" will be based on El Paso's senior long-term debt rating, as determined from time to time, or if El Paso's debt is not rated, each rating agency will be

        Although the separation of the Industrial Business from the remainder of the businesses, operations and companies constituting the Tenneco Group prior to the Merger has been structured as a "spin-off" of New Tenneco and Newport News for legal, tax and other reasons, New Tenneco will succeed to certain important aspects of the former Tenneco business, organization and affairs, namely: (i) New Tenneco has been renamed "Tenneco Inc." subsequent to the consummation of the Merger; (ii) New Tenneco is headquartered at Tenneco's current headquarters in Greenwich, Connecticut; (iii) New Tenneco's Board of Directors consist of those persons previously constituting the former Tenneco Board of Directors prior to the Merger; (iv) New Tenneco's executive management consist substantially of the Tenneco executive management; and (v) the Industrial Business to be conducted by New Tenneco will consist largely of Tenneco Automotive and Tenneco Packaging, which combined represent over half of the assets, revenues and operating income of the businesses, operations and companies constituting the Tenneco Group. Consequently, New Tenneco will reflect the Newport News business and the energy businesses which were merged with El Paso as discontinued operations in its financial statements. Additionally, the Company will reflect the financial position and results of operations of the acquired energy businesses on a separate and stand alone basis in its historical financial statements.

assumed to have assigned its lowest rating. At December 26, 1996, the outstanding loans under the Credit Agreement bore a weighted average interest rate of 5.94% per annum.

        The Credit Agreement requires that El Paso's ratio of total indebtedness to total indebtedness plus net worth not exceed 70%. Failure to satisfy the foregoing minimum requirement will be a default under the Credit Agreement that will enable the Lenders to refuse to loan funds to El Paso Tennessee and to accelerate the indebtedness thereunder. The Credit Agreement also imposes prohibitions or limitations on liens (other than agreed permitted liens), subsidiary indebtedness and guarantee obligations, and asset dispositions (with certain permitted exceptions), among others. The Credit Agreement contains certain default provisions, including, among other things,
(i) nonpayment of any amount due to the lenders under the Credit Agreement,
(ii) material breach of representations and warranties, (iii) default in the performance of covenants, (iv) bankruptcy or insolvency, (v) cross-default with respect to indebtedness for borrowed money and related guaranty obligations in excess of $100 million, and (vi) a judgment suffered by El Paso in excess of $50 million not covered by insurance and which judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days.

        The directors of El Paso Tennessee are William A. Wise, H. Brent Austin, Joel Richards III, Britton White, Jr. and Jeffrey I. Beason.

Item 5. Other Events.

        El Paso announced on December 23, 1996 that it reached a settlement that resolves its gas purchase contract disputes with KCS Energy, Inc. Attached as an exhibit to this Current Report on Form 8-K and incorporated by reference herein is a press release related to such settlement.

Item 7. Financial Statements and Exhibits.

        (b) Pro forma financial information:

                         EL PASO TENNESSEE PIPELINE CO.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Consolidated Financial Statements of the Company (the "Pro Forma Financial Statements") illustrate the effect of: the Corporate Restructuring Transactions, the Cash Realignment and Debt Realignment, the public offering of New Preferred Stock, and the Distributions. The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if such transactions occurred on September 30, 1996; the Unaudited Pro Forma Consolidated Statements of Income have been prepared as if such transactions occurred as of January 1, 1995. Capitalized terms used herein shall have the respective meanings set forth in the Merger Agreement or the Distribution Agreement unless otherwise defined herein.

        The Corporate Restructuring Transactions represent a reorganization of companies, assets and liabilities under common control and, accordingly, the transfers of assets and liabilities pursuant to the Corporate Restructuring Transactions will be accounted for at historical cost. In addition, the Distributions represent the pro rata distribution of the common stock of New Tenneco and Newport News to the holders of Tenneco Common Stock in a spin off transaction. Consequently, the Distributions will be recorded based on historical cost.

        As part of the Merger, El Paso issued approximately $750 million (subject to the effects of a collar on the average El Paso common stock market price) of El Paso equity consideration to holders of Tenneco stock. A special meeting of El Paso's stockholders was held on Monday, December 9, 1996 at which the Stock Issuance was approved. The value of the El Paso Common Stock issued was calculated based on a closing price per share of common stock on the NYSE of $48.625 on December 9, 1996. El Paso's acquisition of the Company will be accounted for under the purchase method and the purchase price adjustments will be reflected in the separate consolidated financial statements of the Company. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing the pro forma consolidated financial information. However, El Paso's management believes that the pro forma adjustments and the underlying assumptions reasonably present the significant effects of the Merger and the Refinancing Transactions (as defined).

        As used herein, "Refinancing Transactions" means certain transactions with respect to Tenneco Energy in order to reduce the amount of El Paso Tennessee debt including (i) the monetization of certain assets of Tenneco Energy for anticipated net proceeds of approximately $500 million, and (ii) a public equity offering by El Paso of approximately $200 million and the use of the net proceeds thereof to purchase a subordinated series of preferred stock from El Paso Tennessee. In addition, El Paso will undertake a study to determine the fair value of the Company's assets and liabilities and will revise purchase accounting adjustments upon completion of that study. The actual financial position and results of operations of the Company will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value and changes in operating results between the dates of the pro forma financial information and the date on which the purchase accounting adjustments are finalized.

        The Pro Forma Financial Statements are not necessarily indicative of actual operating results or financial position had the transactions reflected therein occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

                         EL PASO TENNESSEE PIPELINE CO.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                   (MILLIONS)



                                                     PRE-MERGER PRO FORMA                        PRO FORMA MERGER
                                      -------------------------------------------------     ------------------------------
                                                        RESTRUCTURING,
                                      CONSOLIDATED       REALIGNMENT,         COMPANY        MERGER AND       CONSOLIDATED
                                        COMPANY          OFFERING AND            AS          REFINANCING        COMPANY
                                       HISTORICAL        DISTRIBUTIONS        ADJUSTED      TRANSACTIONS       PRO FORMA
                                      ------------       -------------        ---------     ------------      ------------
ASSETS
Current assets:
   Cash and temporary investments.....  $   165           $   (78)(c)          $    87         $                 $   87
   Receivables........................    1,797              (958)(c)              839                              839
   Inventories........................    1,254            (1,229)(c)               25                               25
   Other current assets................     369              (251)(c)              118                              118
                                        -------           -------              -------         -------           ------
      Total current assets............    3,585            (2,516)               1,069                            1,069
                                        -------           -------              -------         -------           ------
Net property, plant and equipment.....    6,904            (3,971)(c)            2,933           1,720 (f)        4,073
                                                                                                  (580)(h)(i)
Goodwill and intangibles..............    1,381            (1,333)(c)               48                               48
Other assets and deferred charges.....    2,107            (1,195)(c)              912            (590)(e)          402
                                                                                                    80 (i)
                                        -------           -------              -------         -------           ------
      Total assets...................   $13,977           $(9,015)             $ 4,962         $   630           $5,592
                                        =======           =======              =======         =======           ======

LIABILITIES AND SHAREOWNER'S EQUITY
Current Liabilities:
   Short-term debt..................    $ 1,913           $(1,861)(b)          $    52         $   330 (j)       $  382
   Payables.........................      1,113              (760)(c)              353              20 (d)          373
   Other current liabilities........      1,219              (670)(c)              433             120 (e)          553
                                                             (116)(b)
                                        -------           -------              -------         -------           ------
      Total current liabilities.....      4,245            (3,407)                 838             470            1,308
                                        -------           -------              -------         -------           ------
Long-term debt......................      3,399              (295)(a)            2,428            (500)(i)        1,398
                                                             (676)(b)                             (200)(h)
                                                                                                  (330)(j)
Other liabilities and deferred
   credits..........................      1,233              (665)(c)              568             151 (e)          719
Deferred income taxes...............      1,024              (601)(c)              423             335 (g)          758
                                        -------           -------              -------         -------           ------
                                           ,901            (5,644)               4,257             (74)           4,183
                                        -------           -------              -------         -------           ------
Minority interest...................        301              (301)(c)              --                               --
                                        -------           -------              -------         -------           ------
Preferred stock with mandatory
   redemption provisions............        113                                    113            (113)(f)          --
                                        -------           -------              -------         -------           ------
Stockholder's equity
   Series A Preferred Stock.........        --                295 (a)              295                              295
   Subordinated Tenneco Preferred
      Stock.........................        --                                     --              200 (h)          200
   Common Stock and paid-in
      capital.......................      4,562                                  4,562             (20)(d)          914
                                                                                                  (861)(e)
                                                                                                 1,720 (f)
                                                                                                  (335)(g)
                                                                                                   113 (f)
                                                                                                (4,265)(k)
   Cumulative translation
      adjustments...................          9                (9)(c)              --                               --
   Retained earnings (accumulated
      deficit)......................         62             2,653 (b)           (3,294)          3,294 (k)          --
                                                           (6,009)(c)
                                        -------           -------              -------         -------           ------
                                          4,633            (3,070)               1,563            (154)           1,409
Less--Shares held as treasury stock,
   at cost..........................        971                                    971            (971)(k)          --
                                        -------           -------              -------         -------           ------
                                          3,662            (3,070)                 592             817            1,409
                                        -------           -------              -------         -------           ------
     Total liabilities and
         stockholder's equity.......    $13,977           $(9,015)             $ 4,962         $   630           $5,592
                                        =======           =======              =======         =======           ======


   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                         EL PASO TENNESSEE PIPELINE CO.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


RESTRUCTURING, REALIGNMENT, OFFERING AND DISTRIBUTIONS:

(a) To reflect the final terms of the public offering of $300 million of Series A Preferred Stock, with an 8 1/4% dividend yield, for net Offering Proceeds of $295 million, and the use of the net Offering Proceeds for the repayment of Energy Consolidated Debt.

(b) To reflect the restructuring and realignment of the Company debt pursuant to the Debt Realignment, the Distributions and the applicable provisions of the Merger Agreement, and the assumed payment of accrued interest on the Energy Consolidated Debt defeased, redeemed, tendered or exchanged as part of the Debt Realignment. The amount of "Company as Adjusted" debt immediately prior to the Merger will consist primarily of borrowings under the Credit Agreement entered into in connection with the transaction and is calculated from the provisions of the Merger Agreement as follows (in millions):

             Base Debt Amount per the Merger Agreement................... $2,611
             Less: Offering Proceeds -- see footnote (a).................   (300)
                                                                          ------
                                                                           2,311
             Plus: Cash settlement payments..............................    439
             Less: Estimated collections subject to refund...............   (270)
                                                                          ------
             Assumed "Company as Adjusted" debt.......................... $2,480
                                                                          ======


(c) To reflect the distribution of the common stock of New Tenneco and Newport News pursuant to the Distributions.

MERGER AND REFINANCING TRANSACTIONS:

(d) To reflect the liability for the estimated legal, investment banking and other costs of $20 million to be incurred by the Company in connection with the Merger. These costs have been included in the purchase price reflected in footnote (f).

(e) To reflect the preliminary estimated acquisition adjustments under the purchase method of accounting, which will be reflected in the separate financial statements of the Company to record assets acquired and liabilities assumed at estimated fair value for: (i) reduction of certain other assets, deferred charges and regulatory assets; (ii) the revision of benefit plan assumptions relating to the retiree medical plan obligation; (iii) adjustments related to other employee benefit costs and environmental costs; and (iv) the accrual of an obligation to New Tenneco which is expected to be paid after the completion of the transaction as a result of the utilization of certain tax benefits generated by the Debt Realignment. The following adjustments reflect El Paso management's intended business strategies which may differ from the business strategies employed by the Company's management prior to the Merger (in millions):

        Other assets and deferred charges.......................  $590
        Other current liabilities...............................   120
        Other liabilities and deferred credits..................   151
                                                                  ----
                                                                  $861
                                                                  ====

(f) To reflect the allocation to property, plant and equipment of the excess purchase price of the Company, which will be reflected in the financial statements of the Company, as follows (in millions):

    Issuance of El Paso equity consideration in the Merger........................ $  914
    Less: Conversion of the $113 million book value of
      Tenneco $4.50 and $7.40 Cumulative Preferred Stock..........................   (113)
    Less: "Company as Adjusted" net common book value subsequent
      to the Debt Realignment and Distributions...................................   (297)
    Acquisition adjustments to assets acquired and liabilities assumed............    861
    Transaction fees payable--see footnote (d)....................................     20
    Deferred income taxes on allocation of purchase price and acquisition
      adjustments.................................................................    335
                                                                                   ------
                                                                                   $1,720
                                                                                   ======

    The allocation above reflects El Paso's internal evaluation of the excess purchase price and is subject to the completion of an independent appraisal of the fair value of the property acquired. It is not expected that any excess purchase price allocated to property, plant and equipment will be allowed for regulatory purposes or recovery through rates. Should the independent appraisal not support such allocation to property, plant and equipment, the excess of total purchase price over the fair value of the net assets acquired will be reflected as goodwill.

    The following adjustments are made to adjust the historical values of certain assets and liabilities to their estimated fair values (in millions):

    Increase in property, plant and equipment..................................... $1,720
    Reduce other assets and deferred charges......................................   (590)
    Increase other current liabilities............................................   (140)
    Increase other liabilities and deferred credits...............................   (151)
    Increase deferred income tax liability........................................   (335)
    Eliminate Tenneco shareowners' equity:
         Tenneco preferred stock..................................................    113
         "Company as Adjusted" common equity......................................    297
                                                                                   ------
    Total El Paso equity consideration............................................ $  914
                                                                                   ======

(g) To reflect the increase in deferred income taxes of $335 million which have been provided for temporary differences after the allocation of the pro forma purchase price and acquisition adjustments. The following pro forma adjustments were required for estimated book and tax basis differences resulting from the allocation of the pro forma purchase price, at an assumed effective tax rate of 39% (in millions):

    Property, plant and equipment................................................. $ 671
    Other assets..................................................................  (230)
    Other liabilities.............................................................  (106)
                                                                                   -----
                                                                                   $ 335
                                                                                   =====

(h) To reflect the contribution by El Paso to the Company of proceeds from an assumed issuance of $200 million of El Paso Common Stock in exchange for subordinated preferred stock of the Company with an assumed dividend yield of 9%. The proceeds from the Company's issuance of subordinated preferred stock to El Paso will be utilized by the Company to pay down $200 million of the Credit Agreement.

(i) To reflect the assumed monetization of $500 million of assets through sales or project financings, at book value, and to reflect the Company's remaining $80 million investment in certain Australian projects using the equity method. These proceeds are assumed to be utilized for the repayment of a portion of the indebtedness outstanding under the Credit Agreement.

(j) To reflect the replacement of the remaining balance under the Credit Agreement with short-term and long-term financing at interest rates of 6% and 8%, respectively.

(k) To reflect the retirement and cancellation of Tenneco Common Stock held as treasury stock and the capitalization of the pre-Merger "Company as Adjusted" accumulated equity.

                       EL PASO TENNESSEE PIPELINE CO.

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (MILLIONS)

                                                     PRE-MERGER PRO FORMA                       PRO FORMA MERGER
                                            ------------------------------------------    -----------------------------
                                                           RESTRUCTURING,
                                            CONSOLIDATED    REALIGNMENT,      COMPANY      MERGER AND      CONSOLIDATED
                                              COMPANY       OFFERING AND         AS       REFINANCING         COMPANY
                                             HISTORICAL    DISTRIBUTIONS      ADJUSTED    TRANSACTIONS       PRO FORMA
                                            ------------   -------------     ---------    ------------     ------------
Revenues...................................  $   8,320       $   (6,323)(c)   $  1,997      $     (36)(g)     $   1,961
Operating costs and expenses...............      7,599           (5,785)(c)      1,814             32 (d)         1,821
                                                                                                    6 (e)
                                                                                                  (31)(g)
                                             ---------       ----------       --------      ---------         ---------
  Operating Income.........................        721             (538)           183            (43)              140
Other (income) expense, net................       (242)             118 (c)       (124)                            (124)
Interest expense...........................        268             (112)(b)        156            (42)(f)           106
                                                                                                   (3)(g)
                                                                                                   (5)(h)
                                             ---------       ----------       --------      ---------         ---------
  Income before income taxes and
    minority interest......................        695             (544)           151              7               158
Provision for income taxes*................        247               43 (b)         34              3 (g)            36
                                                                   (256)(c)                        (1)(i)
Minority interest..........................         15              (15)(c)         --                               --
                                             ---------       ----------       --------      ---------         ---------
  Net income from continuing operations....        433             (316)           117              5               122
Preferred stock dividends..................          7               19 (a)         26             (7)(j)            33
                                                                                                   14 (k)
                                             ---------       ----------       --------      ---------         ---------
  Earnings from continuing operations
    available to common stock..............  $     426       $     (335)      $     91      $      (2)       $       89
                                             =========       ==========       ========      =========         =========

----------------
* The provision for income taxes for the Company reflects the realization of unrecognized deferred tax assets; therefore, the overall actual effective tax rate is significantly lower than the assumed effective tax rate of 39%. If the assumed effective tax rate had been used, the pro forma provision for income taxes would have increased by $26 million and the pro forma amount for earnings from continuing operations available to common stock would have been $63 million.



 See accompanying Notes to Unaudited Pro Forma Consolidated Income Statements.

                         EL PASO TENNESSEE PIPELINE CO.

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                   (MILLIONS)

                                             PRE-MERGER PRO FORMA                           PRO FORMA MERGER
                              ---------------------------------------------------   -------------------------------
                                                  RESTRUCTURING,
                              CONSOLIDATED         REALIGNMENT,         COMPANY       MERGER AND       CONSOLIDATED
                                COMPANY            OFFERING AND            AS         REFINANCING         COMPANY
                               HISTORICAL         DISTRIBUTIONS         ADJUSTED     TRANSACTIONS        PRO FORMA
                              ------------        -------------        ----------    -------------     ------------
Revenues . . . . . . . . . . .   $8,899             $(6,978)(c)          $1,921          $(47)(g)          $1,874
Operating costs and
 expenses  . . . . . . . . . .    8,028              (6,278)(c)           1,750            43 (d)           1,760
                                                                                            8 (e)
                                                                                          (41)(g)
                                 ------             -------              ------          ----              ------
 Operating income  . . . . . .      871                (700)                171           (57)                114
Other (income) expense, net. .     (225)                119 (c)            (106)                             (106)
Interest expense . . . . . . .      306                 (92)(b)             214           (56)(f)             149
                                                                                           (3)(g)
                                                                                           (6)(h)
                                 ------             -------              ------          ----              ------
  Income before income taxes
    and minority interest. . .      790                (727)                 63             8                  71
Provision for income taxes
  (benefit)* . . . . . . . . .      279                  35 (b)             (44)           (1)(g)             (41)
                                                       (358)(c)                             4 (i)
Minority interest. . . . . . .       22                 (22)(c)              --                                --
                                 ------             -------              ------          ----              ------
  Net income from continuing
    operations . . . . . . . .      489                (382)                107             5                 112
Preferred stock dividends. . .       12                  25 (a)              37           (12)(j)              43
                                                                                           18 (k)
                                 ------             -------              ------          ----              ------
  Earnings from continuing
    operations available
    to common stock. . . . . .   $  477             $  (407)             $   70          $ (1)             $   69
                                 ======             =======              ======          ====              ======

--------------

* The provision for income taxes for the Company reflects the realization of unrecognized deferred tax assets; therefore, the overall actual effective tax rate is significantly lower than the assumed effective tax rate of 39%. If the assumed effective tax rate had been used, the pro forma provision for income taxes (benefit) would have increased by $69 million and the pro forma amount for earnings from continuing operations available to common stock would have been $1 million.





 See accompanying Notes to Unaudited Pro Forma Consolidated Income Statements.

                        EL PASO TENNESSEE PIPELINE CO.

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

RESTRUCTURING, REALIGNMENT, OFFERING AND DISTRIBUTIONS:

(a) To reflect dividends in the Consolidated Pro Forma Income Statement on the Series A Preferred Stock issued at a dividend yield of 8 1/4%.

(b) To reflect the effect on interest expense of the restructuring and realignment of the Company debt pursuant to the Debt Realignment, the Distributions and the applicable provisions of the Merger Agreement, and the related effect on the provision for income taxes (benefit) at an assumed effective tax rate of 39%. The "Company as Adjusted" debt consists primarily of borrowing under the Credit Agreement at an estimated annual interest rate of 8%.

(c) To reflect the effects on the Company's results of operations from the Distributions.

MERGER AND REFINANCING TRANSACTIONS:

(d) To reflect depreciation expense related to the increase in estimated fair value of property, plant and equipment, depreciated over a 40-year period which approximates the FERC approved depreciation rate for the regulated property, plant and equipment of the Company prospectively.

(e) To reflect the assumed pro forma postretirement benefit cost for the Company employees.

(f) To reflect an interest expense reduction relating to debt repaid with proceeds from the $200 million subordinated preferred stock issued to El Paso by the Company and proceeds from the monetization of $500 million of assets, and certain project financings, at book value.

(g) To remove the historical operating results of Tenneco Energy's exploration and production business which is assumed to be disposed of at book value.

(h) To reflect the interest expense reduction relating to the replacement of the remaining balance under the Tenneco Credit Facility with short-term and long-term financing at interest rates of 6% and 8%, respectively.
      A 1/8% change in interest rates would have the impact of increasing pro forma interest expense by approximately $1.7 million and $2.3 million for the nine months ended September 30, 1996 and the year ended
      December 31, 1995, respectively.

(i) To reflect the income tax expense (benefit) effects of pro forma adjustments at an assumed effective tax rate of 39%.

(j) To reflect the elimination of dividends on the $7.40 Preferred Stock and $4.50 Preferred Stock which will be converted into El Paso Common Stock as part of the Merger.

(k) To reflect dividends in the Consolidated Pro Forma Income Statement on the subordinated preferred stock issued to El Paso by the Company with an assumed dividend yield of 9%.

        (c) Exhibits.

        See the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated by reference herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             El Paso Tennessee Pipeline Co.
                                                     (Registrant)


                                        By  /s/ H. BRENT AUSTIN
                                          -------------------------------
                                                H. Brent Austin
                                           Executive Vice President

Date: December 26, 1996

                         EL PASO TENNESSEE PIPELINE CO.

                                 EXHIBIT INDEX

                                       to

                            FORM 8-K CURRENT REPORT

                       Date of Report: December 26, 1996


Exhibit
Number                                Description
-------                               -----------
  2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996, among El Paso, El Paso Merger Company and Old Tenneco.

  2.2 Distribution Agreement, dated as of November 1, 1996, among Old Tenneco, New Tenneco and Newport News.

  2.3 Amendment No. 1 to Distribution Agreement entered into as of December 11, 1996, by and among Old Tenneco, New Tenneco and Newport News.

  2.4     Letter Agreement, dated December 11, 1996, between El Paso and New
          Tenneco.

  4.1 Certificate of Designation, Preferences and Rights of 8 1/4% Cumulative Junior Preferred Stock

 99.1     List of Lenders under the Credit Agreement.

 99.2     Press Release, dated December 23, 1996.